Exhibit 10.14

BLEND LABS, INC.

STAND-ALONE STOCK OPTION AGREEMENT

I.	NOTICE OF STOCK OPTION GRANT

Name: Nima Ghamsari

Address:

The undersigned Participant has been granted a Nonstatutory Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of this Stand-Alone Stock Option Agreement (the “Option Agreement”), as follows:

Date of Grant:	March 31, 2021

Exercise Price per Share:	$2.86

Total Number of Shares Granted:	78,171,543

Total Exercise Price:	$223,570,612.98

Type of Option:	Nonstatutory Stock Option

Term/Expiration Date:	March 31, 2036

Vesting Schedule:

The Option shall vest and be exercisable, in whole or in part, according to the vesting schedule set forth on Exhibit B attached hereto.

Termination Period:

Following the Termination Date, the vested portion of the Option shall be exercisable in accordance with the following:

•	Upon a voluntary termination of service that is not a termination by Participant for Good Reason, the vested portion of the Option may be exercised for one (1) year following the Termination Date.

•

Upon a Qualifying Termination, (i) the vested portion of the Option (other than Vesting Eligible Shares that vest following the Termination Date) may be exercised for one (1) year following the Termination Date; and (ii) Vesting Eligible Shares that vest following the Termination Date may be exercised for one (1) year following the date such Shares vest.

•	Upon a termination of service due to Participant’s death or Disability, the vested portion of the Option may be exercised for one (1) year following the Termination Date.

•	Upon a termination of Participant’s service for Cause, the vested portion of the Option will terminate immediately for no consideration.

Notwithstanding the foregoing, in no event may the Option be exercised after the Term/Expiration Date as provided above and the Option may be subject to earlier termination as provided in this Option Agreement.

II.	AGREEMENT

1. Definitions. As used herein, the following definitions shall apply:

(a) “Achievement Date” means the first Trading Day on or following an IPO with respect to the first Tranche (as defined below) or the first Trading Day occurring during the Performance Period in which a Company Stock Price Hurdle is achieved. For the avoidance of doubt, (i) each Company Stock Price Hurdle may only be achieved once during the Performance Period, and (ii) more than one Company Stock Price Hurdle may be achieved on a particular date. No partial achievement will occur and no Shares subject to the Option will vest for achievement between two Company Stock Price Hurdles.

(b) “Administrator” means the Board or any of its Committees as will be administering the Option. The Administrator has full authority and discretion to administer this Agreement, including but not limited to the authority to: (i) modify or amend the Option (subject to Section 14 of this Option Agreement), including, but not limited to, the discretionary authority to extend the post-termination exercise period of the Option; (ii) authorize any person to execute on behalf of the Company any instrument required to effect the grant or amendment of the Option previously granted or amended by the Board; (iii) provide for the transferability of the Option; (iv) to institute and determine the terms and conditions of an Exchange Program, including to unilaterally implement an Exchange Program without the consent of Participant, provided that such Exchange Program does not impair the rights of Participant, unless mutually agreed otherwise between Participant and the Administrator in a writing signed by Participant and the Company; and (v) construe and interpret the terms of the Option. All decisions, determinations and interpretations of the Board shall be final and binding on Participant.

(c) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of Shares under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to the Option, the tax, securities, exchange control, and other laws of any jurisdictions other than the United States where the Option is, or will be, granted. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means (i) Participant’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the Unites States or any State thereof; (ii) an unauthorized use or disclosure by Participant of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company; (iii) a material breach by Participant of any written agreement between Participant and the Company regarding the terms of Participant’s service to the Company; (iv) a material failure by Participant to comply with the Company’s written policies or rules that causes material harm to the Company; (v) Participant’s gross negligence or willful misconduct in the performance in his duties to the Company that causes material harm to the Company; (vi) a continuing failure by Participant to perform assigned duties after receiving written notification of such failure from the Board; or (vii) a failure by Participant to participate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested Participant’s cooperation; provided that any action, failure, breach or misconduct described in clauses (ii) through (vii) will constitute “Cause” only if such action, failure, breach or misconduct continues after the Company has provided Participant with written notice and thirty (30) days to cure the same if such action, failure, breach or misconduct is curable.

(f) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, that for this subsection, the acquisition of additional stock by any one Person, who prior to such acquisition is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control and provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this Section 2(f)(i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) A change in the effective control of the Company which occurs on the date a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the appointment or election. For purposes of this Section 2(f)(ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, that for this Section 2(f)(iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:

(1) a transfer to an entity controlled by the Company’s stockholders immediately after the transfer, or

(2) a transfer of assets by the Company to:

(A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock,

(B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company,

(C) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or

(D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in Section 2(f)(iii)(2)(A) to Section 2(f)(iii)(2)(C).

For this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For this definition, persons will be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. For the avoidance of doubt, wholly-owned subsidiaries of the Company shall not be considered “Persons” for purposes of this Section 2(f).

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. For the avoidance of doubt, wholly-owned subsidiaries of the Company shall not be considered “Persons” for purposes of this Section 2(f).

(iv) A transaction will not be a Change in Control:

(1) unless the transaction qualifies as a change in control event within the meaning of Code Section 409A; or

(2) if its primary purpose is to (1) change the jurisdiction of the Company’s incorporation, or (2) create a holding company owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g) “Closing” means the closing of the first Change in Control that occurs following the Date of Grant.

(h) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a section of the Code or regulation related to that section shall include such section or regulation, any valid regulation issued or other official applicable guidance of general or direct applicability promulgated under such section or regulation, and any comparable provision of any future legislation, regulation or official guidance of general or direct applicability amending, supplementing or superseding such section or regulation.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board.

(j) “Common Stock” means the Class B Common Stock of the Company.

(k) “Company” means Blend Labs, Inc., a Delaware corporation, or any successor thereto.

(l) “Company Stock Price” means the average closing price of a Share as reported on a Stock Exchange for each Trading Day during any ninety (90) consecutive calendar day period during the Performance Period (the “90-day average”) and the average closing price of a Share as reported on a Stock Exchange for each Trading Day during the last thirty (30) consecutive calendar day period during such 90-day average (the “30-day average”) and both the 90-day average and the 30-day average must be satisfied to satisfy any Company Stock Price Hurdle. For the avoidance of doubt, if the 90-day average with respect to a particular Company Stock Price Hurdle is satisfied, but the Company Stock Price Hurdle is not achieved for the last thirty (30) consecutive calendar day period in such ninety (90) day period, the Company Stock Price Hurdle will not be achieved for such time period.

(m) “Company Stock Price Hurdle” means each Company Stock Price set forth in the table in Section 2 of Exhibit B.

(n) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(o) “Direct Listing” means the consummation of the direct listing or direct placement of the Common Stock in a publicly traded exchange, as a result of or following which the Common Stock will be publicly held and listed on a Stock Exchange.

(p) “Director” means a member of the Board.

(q) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(r) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(t) “Exchange Program” means a program under which (i) the Option is surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash; (ii) Participant would have the opportunity to transfer the Option to a financial institution or other person or entity selected by the Administrator; and/or (iii) the exercise price of the Option is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(u) “Good Reason” means that Participant resigns within twelve (12) months after one of the following conditions has come into existence without his consent: (i) a reduction in Participant’s base salary by more than 10%; (ii) a material diminution of Participant’s authority, duties or responsibilities; (iii) a relocation of Participant’s principal workplace by more than thirty (30) miles; or (iv) a material breach by the Company of this Option Agreement. A condition shall not be considered “Good Reason” unless Participant gives the Company written notice of such condition within ninety (90) days after such condition comes into existence and the Company fails to remedy such condition within thirty (30) days after receiving Participant’s written notice.

(v) “Holding Period Condition” means that, with respect to certain Shares received following the exercise of the Option, such Shares may not be sold, transferred, hypothecated, pledged, or otherwise disposed of before the earliest of: (i) the two (2) year anniversary of the vesting date of such Shares; (ii) a Change in Control; or (iii) the date Participant’s service terminates due to Participant’s death or Disability; provided, however, Participant may conduct transactions that involve merely a change in the form in which Participant owns such Shares (for example, the transfer of the Shares to an inter vivos trust for which Participant is the beneficiary during Participant’s lifetime. For purposes of clarification, Participant may exercise the vested portion of the Option prior to the satisfaction of the Holding Period Condition, but the exercised Shares will remain subject to the Holding Period Condition. To enforce the Holding Period Condition, the Company, in its discretion, may take any action it determines reasonable or necessary, including attaching applicable legends on the Shares, or transferring the Shares to an escrow account or captive broker, which, in either case, is selected by the Company, and which conditions will expire once the Holding Period Condition is satisfied in accordance with the preceding sentence.

(w) “IPO” means an Underwritten Offering, a Direct Listing, or a SPAC IPO.

(x) “IPO Event” means (i) the expiration of the lock-up period described in Section 4 of this Option Agreement following an Underwritten Offering (but in all cases, no earlier than the ninetieth (90th) day following an Underwritten Offering); (ii) the ninetieth (90th) day following a Direct Listing; or (iii) the ninetieth (90th) day following a SPAC IPO.

(y) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(aa) “Option” means the option to purchase shares of Common Stock granted pursuant to this Option Agreement.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(cc) “Participant” means the person named in the Notice of Stock Option Grant or such person’s successor.

(dd) “Per Share Deal Price” means the total amount of cash consideration and value of any non-cash consideration received or potentially receivable for a Share by holders of Common Stock in connection with a Change in Control. The value of any non-cash consideration will be determined in good faith by the Board, except that if such non-cash consideration is in the form of publicly traded securities, then the value of such publicly traded securities will be based on the volume weighted average closing trading price of such publicly traded securities over the five (5) trading day period ending three (3) business days prior to the Closing.

(ee) “Performance Period” means the period (i) commencing on the first Trading Day on or following an IPO Event, and (ii) ending on the first to occur of (A) Participant’s failure to satisfy the Service Condition; (B) a Closing; or (C) the ten (10) year anniversary of the Date of Grant.

(ff) “Qualifying Termination” means a termination of Participant’s service either (i) by the Company (or any Parent or Subsidiary) without Cause and other than by reason of Participant’s death or Disability, or (ii) by Participant for Good Reason.

(gg) “Section 409A” means Code Section 409A and the Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

(hh) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(ii) “Service Condition” means, prior to a Closing, (i) Participant’s continuous service as Chief Executive Officer of the Company, or (ii) Participant remaining in the Vesting Eligibility Window, in either event, through the Achievement Date.

(jj) “Service Provider” means an Employee, Director or Consultant.

(kk) “Share” means a share of the Common Stock, as adjusted in accordance with the terms of this Option Agreement.

(ll) “SPAC IPO” means the Company’s completion of a merger or consolidation with a special purpose acquisition company or its subsidiary in which the shares (or similar securities) of the surviving or parent entity are listed on a Stock Exchange.

(mm) “Stock Exchange” means an established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market or other reputable and internationally recognized foreign exchange.

(nn) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

(oo) “Termination Date” means the date Participant ceases to be a Service Provider.

(pp) “Trading Day” means a day on which the primary stock exchange or national market system (or other trading platform, as applicable) on which the Common Stock trades is open for trading.

(qq) “Underwritten Offering” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, and the rules and regulations thereunder, covering the offer and sale by the Company of Common Stock, as a result of or following which the equity securities will be publicly held and listed on a Stock Exchange.

(rr) “Vesting Eligibility Window” means, if during the period between the five (5) year anniversary of the Date of Grant and the end of the Performance Period, (i) Participant’s status as the Company’s Chief Executive Officer terminates due to a change in role on terms determined by the Company; provided, however, that Participant remains a Service Provider following such change (a “Change in Role”); (ii) Participant’s status as a Service Provider is terminated due to a mutually-agreed departure between Participant and the Company (a “Agreed Departure”); or (iii) Participant undergoes a Qualifying Termination (the date of such Change in Role, Agreed Departure or Qualifying Termination, the “Vesting Eligibility Window Start Date”), a number of Shares equal to the Vesting Eligible Shares will remain outstanding and eligible to vest, subject to the satisfaction of the Company Stock Price Hurdle during the Performance Period.

(ss) “Vesting Eligible Shares” means that number of unvested Shares subject to the Option that remain eligible to vest during the Vesting Eligibility Window, in accordance with the provisions set forth in Exhibit B.

2. Grant of Option. The Board grants to the Participant named in the Notice of Stock Option Grant in Part I of this Option Agreement, the Option to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of this Option Agreement.

3. Exercise of Option.

(a) Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and Exhibit B and with the applicable provisions of this Option Agreement.

(b) Method of Exercise. The Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

4. Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for such period of time as applies to holders of Common Stock generally as requested by the representative of the underwriters of Common Stock (or other securities) of the Company.

Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said period. Participant agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section 4.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) cash;

(b) check;

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Option; or

(d) surrender of other Shares which (i) shall be valued at its fair market value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company.

6. Restrictions on Exercise. The Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Laws.

7. Non-Transferability of Option.

(a) The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

(b) Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration of Options under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act (the “Rule 12h-1(f) Exemption”) (such date, the “Reliance End Date”), Participant shall not transfer the Option or, prior to exercise, the Shares subject to the Option, in any manner other than (i) to persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of Participant upon the death or disability of Participant in each case, to the extent required for continued reliance on the Rule 12h-1(f) Exemption. Until the Reliance End Date, the Options and, prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than as permitted in clauses (i) and (ii) of this paragraph. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f) or, if the Company is not relying on the Rule 12h-1(f) Exemption, to the extent permitted by this Option Agreement.

8. Rights as a Stockholder. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as otherwise provided in this Option Agreement.

9. Term of Option. The Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the terms of this Option Agreement.

10. Tax Obligations.

(a) Tax Withholding. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, (v) such other consideration and method of payment for the meeting of tax withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (vi) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Option on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(b) Code Section 409A. Under Code Section 409A, a stock right (such as the Option) that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of an underlying share on the date of grant (a “discount option”) may be considered “deferred compensation.” A stock right that is a “discount option” may result in (i) income recognition by the recipient of the stock right prior to the exercise of the stock right, (ii) an additional 20% federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the recipient of the stock right. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of the Option equals or exceeds the fair market value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination.

11. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Option, will adjust the number, class, and price of shares of stock covered by the Option as well as the applicable Company Stock Price Hurdles with respect to the performance goals set forth in Exhibit B hereto. Further, the Administrator will make such adjustments to the Option as required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, the Option will treated in accordance with the following without Participant’s consent, provided that any portion of the Option that is unvested as of the effective time of a Change in Control (after first applying the provisions of Section 4(b) of Exhibit B, will terminate automatically upon such effective time: (i) the Option will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation, or (ii) (A) the termination of the Option in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of the Option or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of the Option or realization of Participant’s rights, then the Option may be terminated by the Company without payment), or (B) the replacement of the Option with other equivalent rights or property selected by the Administrator in its sole discretion; or (iii) any combination of the foregoing. In taking any of the actions permitted under this subsection 11(c), the Administrator will not be obligated to treat all Company equity awards, all equity awards held by Participant, or all equity awards of the same type, similarly.

For the purposes of this provision, the Option will be considered assumed if, following the merger or Change in Control, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

12. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

13. Holding Period Condition. Notwithstanding anything to the contrary in this Option Agreement, any Shares issued to Participant pursuant to the exercise of the Option (after being reduced for any such Shares sold or withheld to cover the Exercise Price and applicable withholding tax obligations) will be subject to the Holding Period Condition.

14. Entire Agreement; Governing Law. This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

15. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE OPTION DOES NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF ENGAGEMENT AS A SERVICE PROVIDER FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

16. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to Participant by notice as provided in this Section 16. Any notice to be given to Participant hereunder shall be addressed to Participant at the address set forth beneath his signature hereto, or at such other address as Participant may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

Participant hereby accepts the Option and this Option Agreement subject to all of the terms and provisions thereof. Participant has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Option and this Option Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

Submitted by:	Accepted by:
NIMA GHAMSARI	BLEND LABS, INC.

/s/ Nima Ghamsari	/s/ Marc Greenberg
Signature	By

Nima Ghamsari	Marc Greenberg
Print Name	Print Name

Head of Finance
Title

EXHIBIT A

BLEND LABS, INC.

EXERCISE NOTICE

Blend Labs, Inc.

415 Kearny Street

San Francisco, CA 94108

Attention: Secretary

1. Exercise of Option. Effective as of today, ________________, ____, the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase ________________ shares of the Common Stock (the “Shares”) of Blend Labs, Inc. (the “Company”) under and pursuant to the Stand-Alone Stock Option Agreement dated [DATE] (the “Option Agreement”).

2. Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in this Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Participant. Participant acknowledges that Participant has received, read and understood this Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to the Option, notwithstanding the exercise of the Option. The Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with this Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in this Option Agreement.

5. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Participant and its heirs, executors, administrators, successors and assigns.

8. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

9. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

10. Entire Agreement. The Option Agreement is incorporated herein by reference. This Exercise Notice and the Option Agreement (including the exhibits thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:
NIMA GHAMSARI	BLEND LABS, INC.

Signature	By

Print Name	Print Name

Title

Address:	Address:

Date Received

EXHIBIT B

Capitalized terms used in this Exhibit B will have the meanings prescribed to them in this Exhibit B or as set forth in this Option Agreement, as applicable.

1. Performance Condition.

(a) The actual number of Shares subject to the Option that will vest and become exercisable will be determined based upon the occurrence of an IPO or the achievement of the Company Stock Price Hurdle(s) during the Performance Period and, in either event, the satisfaction of the Service Condition, all in accordance with this Exhibit B.

(b) No Shares subject to the Option will vest, and the Option will immediately terminate for no consideration upon: (a) the fifteen (15) month anniversary of the Date of Grant if an IPO has not occurred as of such date; (b) the Company’s completion of an equity or debt financing prior to an IPO having occurred; or (c) the occurrence of a Change in Control prior to an IPO having occurred.

2. Performance Goals. As detailed in the table below, the Option is divided into five (5) vesting tranches, each a “Tranche”), with each Tranche representing a portion of the Option covering that number of Shares specified next to the applicable Tranche number in the table below. Subject to Section 1 of this Exhibit B, Tranche 1 will vest upon an IPO and Tranches 2 – 5 will have a Company Stock Price Hurdle associated with the vesting of such Tranche. Further, and also subject to Section 1 of this Exhibit B, the performance goal must be achieved by the “Tranche Expiration Date” set forth below for any Shares subject to a particular Tranche to vest. If the performance goal associated with a Tranche is not achieved by the applicable Tranche Expiration Date set forth in the table below or if the Shares terminate pursuant to Section 1(b) of this Exhibit B, Participant will not be eligible to vest in such Shares and the Shares subject to such Tranche will terminate for no consideration. Except as set forth in Sections 3 and 4 of this Exhibit B, on each Achievement Date, a number of Shares will vest and become exercisable equal to the number of Shares listed as the “Number of Shares” corresponding to the applicable performance goal for the applicable Tranche in the table below, subject to Participant satisfying the Service Condition through the vesting date.

Tranche	Number of Shares	Performance Goal	Company Stock Price Hurdle(1)(2)	Tranche Expiration Date
1	5,862,866	IPO	N/A	Fifteen (15) month anniversary of Date of Grant
2	17,588,597	Company Stock Price Hurdle	$13.97	Four (4) year anniversary of Date of Grant
3	13,680,020	Company Stock Price Hurdle	$27.94	Six (6) year anniversary of Date of Grant
4	17,588,597	Company Stock Price Hurdle	$69.85	Eight (8) year anniversary of Date of Grant
5	23,451,463	Company Stock Price Hurdle	$139.70	Ten (10) year anniversary of Date of Grant

(1) The Company Stock Price Hurdles and the Number of Shares each will be adjusted to reflect any transaction described in Section 11(a) of this Option Agreement. The Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Option Agreement, will make the determination of any such adjustments required in connection with any such event.

(2) If, during the Performance Period, the core Consumer Price Index increases by over 5% annually for a consecutive three (3) year period, the Company Stock Price Hurdles that have not been achieved at such time will be increased by 20%. For purposes of clarification, such increase will occur only once during the Performance Period.

For example, assume a date of grant of April 1, 2021, an IPO Event on September 1, 2021, which is the first day of the Performance Period, and the Company Stock Price as of April 1, 2023 is $13.97. Further assume that only the Tranche 1 Performance Goal has been achieved. April 1, 2023 will be an Achievement Date for 17,588,597 Shares subject to the Option (comprised of the Shares in Tranche 2), which would vest on such date, subject to Participant having satisfied the Service Condition through such date.

3. Service Condition and Forfeiture. In order for any Shares subject to the Option to vest, and subject to satisfying the other terms of this Option Agreement, Participant must have continuously satisfied the Service Condition through the applicable Achievement Date. If Participant fails to satisfy the Service Condition, any unvested Shares subject to the Option will immediately terminate and be forfeited for no consideration. Further, any Shares subject to the Option that are not vested as of the end of the Performance Period will immediately terminate and be forfeited for no consideration.

Notwithstanding the foregoing, in the event of a Change in Role, Agreed Departure or a Qualifying Termination that occurs on or after the five (5) year anniversary of the Date of Grant, a portion of the unvested Shares subject to each Tranche will remain Vesting Eligible Shares and any unvested Shares that are not Vesting Eligible Shares will terminate for no consideration. The Vesting Eligible Shares will vest upon the satisfaction of the Company Stock Price Hurdle associated with such Tranche in accordance with the following:

Vesting Eligibility Window Start Date	Percentage of Unvested Shares Subject to each Unvested Tranche that will Remain Vesting Eligible Shares*
	Change in Role	Agreed Departure or Qualifying Termination
On or after the fifth (5th) anniversary of the Date of Grant, but prior to the sixth (6th) anniversary of the Date of Grant	30%	10%
On or after the sixth (6th) anniversary of the Date of Grant, but prior to the seventh (7th) anniversary of the Date of Grant	35%	15%
On or after the seventh (7th) anniversary of the Date of Grant, but prior to the eighth (8th) anniversary of the Date of Grant	40%	20%
On or after the eighth (8th) anniversary of the Date of Grant, but prior to the ninth (9th) anniversary of the Date of Grant	45%	25%
On or after the ninth (9th) anniversary of the Date of Grant, but prior to the tenth (10th) anniversary of the Date of Grant	50%	25%

*The unvested Shares in the applicable Tranche that are not Vesting Eligible Shares will terminate for no consideration on the date of the Change in Role, Agreed Departure or Qualifying Termination, as applicable.

4. Change in Control. If a Change in Control occurs during the Performance Period, then the following rules will apply:

(a) Immediately prior to the Closing, rather than applying the definition of “Company Stock Price” in Section 2 of this Exhibit B, “Company Stock Price” will instead mean the Per Share Deal Price.

(b) After determining the “Company Stock Price” pursuant to Section 4(a) of this Exhibit B, the same rules under the table set forth in Section 2 of this Exhibit B apply in determining whether any additional “Company Stock Price Hurdles” are achieved and additional Shares subject to the Option will vest as of immediately prior to the Closing. Additionally, if the Per Share Deal Price equals or exceeds $13.97, then 25% of the remaining unvested Shares subject to the Option will vest (after first determining if any additional Company Stock Price Hurdles are achieved) as of immediately prior to the Closing. At the Closing, any Shares subject to the Option that remain unvested, after first applying any vesting provided for in this Section 4(b), will terminate for no consideration.

BLEND LABS, INC.

AMENDMENT TO STAND-ALONE STOCK OPTION AGREEMENT

This Amendment (the “Amendment”) to the Stand-Alone Stock Option Agreement (the “Agreement”) of Nima Ghamsari (the “Optionee”) is made on [DATE], 2021, by and between Optionee and Blend Labs, Inc. (the “Company”).

WHEREAS, the Company granted Optionee a nonstatutory stock option to purchase 78,171,543 shares of Class A Common Stock of the Company at an exercise price of $2.86 per share pursuant to the Agreement dated March 31, 2021 (the “Option”); and

WHEREAS, the Company and Optionee desire to amend the Agreement to reflect certain changes to the Option.

NOW, THEREFORE, the Company and Optionee agree that the Agreement shall be amended as follows:

1.    Adjustment to Stock Price Hurdles. Footnote 2 in Section 2 of Exhibit B of the Agreement that currently reads:

“If, during the Performance Period, the core Consumer Price Index increases by over 5% annually for a consecutive three (3) year period, the Company Stock Price Hurdles that have not been achieved at such time will be increased by 20%. For purposes of clarification, such increase will occur only once during the Performance Period.”

is hereby amended to read in its entirety as follows:

“If, during the Performance Period, the annual return of the S&P 500 Equal-Weighted Financial Index is 40% or above for a consecutive three (3) year period, the Company Stock Price Hurdles that have not yet been achieved at such time will be increased by 20%. For purposes of clarification, such increase will occur only once during the Performance Period. If data for the S&P 500 Equity-Weighted Financial Index is no longer published, the index shall become the S&P 500 Equal-Weighted Index.”

2.    Full Force and Effect. To the extent not expressly amended hereby, the Agreement remains in full force and effect.

3.    Entire Agreement. This Amendment, together with the Agreement (to the extent not amended hereby), constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the Option. This Amendment may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee.

4.    Counterparts. This Amendment may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

5.    Headings. All captions and section headings used in this Amendment are for convenient reference only and do not form a part of this Amendment.

6.    Governing Law. This Amendment is governed by the internal substantive laws but not the choice of law rules of Delaware.

IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.

BLEND LABS, INC.	NIMA GHAMSARI (OPTIONEE)

By: /s/ Marc Greenberg	/s/ Nima Ghamsari

Its: Chief Financial Officer